Exhibit 99.1

Contact: Robert V. Lardon 203.328.3500

robert.lardon@harman.com

HARMAN Third Quarter Fiscal Year 2012 Sales Up 16%; Operating Income Up 12%

•	Tenth consecutive quarter of year-over-year improvement; all divisions post higher sales

•	Largest ever $2 Billion infotainment order from a leading automaker

•	Largest ever $500M orders for infotainment and audio with Chinese and Indian automakers

•	Release of a deferred tax asset valuation allowance increases EPS by $1.71 to $2.38

STAMFORD, CT, April 30, 2012 – Harman International Industries, Incorporated, the leading global audio and infotainment group (NYSE: HAR), today announced results for the third quarter ended March 31, 2012.

Net sales for the third quarter were $1,096 million, an increase of 16 percent compared to the same period last year. In local currency, net sales increased by 19 percent. Third quarter operating income was $60 million, compared to $54 million in the same period last year. Excluding restructuring charges, operating profit in the third quarter grew by 7 percent to $67 million, compared to $63 million in the same period last year. On a GAAP basis, earnings per diluted share were $2.38 for the quarter compared to $0.51 in the same period last year. Excluding the deferred tax asset valuation calculation, earnings per diluted share would have been $0.67. Excluding restructuring charges and the benefit from a tax asset valuation allowance release, compared to $0.60 in the same period last year, non-GAAP earnings per diluted share were $0.74 for the quarter.

Excluding the one-time gain from the sale of intellectual property in the same period last year, operating margin during the quarter improved by 120 basis points on a non-GAAP basis. Last year’s EPS of $0.60 included a one-time benefit of $0.17 from the sale of intellectual property.

“Our relentless focus on innovation and execution has earned us ten straight quarters of profitable growth,” said Dinesh C. Paliwal, the Company’s Chairman, President and CEO. “The luxury car segment we serve has been highly resilient and has outpaced the overall automotive market, and we continue to gain market share. Due to our technology leadership and our strong innovation pipeline, a leading automaker has selected Harman for an infotainment award worth more than $2 billion. It is the largest award ever for Harman. Our successful expansion into the mid-segment with our scalable platform has captured additional growth opportunities. To expand our market, we have invested smartly in high-growth BRIC countries, setting up five new manufacturing and engineering centers. With five hundred million dollars of new orders in India and China, we are on track to more than double our BRIC sales in three years and achieve our $1.5 billion sales target by 2015.”

FY 2012 Key Figures – Total Company	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	9M FY12	9M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	1,096	948	16%	19%	3,273	2,741	19%	19%
Gross profit	293	249	18%	20%	886	742	19%	19%
Percent of net sales	26.7%	26.2%			27.1%	27.1%
SG&A & Other	233	195	20%	22%	656	578	14%	13%
Operating income	60	54	12%	16%	229	164	40%	40%
Percent of net sales	5.5%	5.7%			7.0%	6.0%
Net Income	173	37	n.m. %	n.m. %	280	117	140%	140%
Diluted earnings per share	2.38	0.51			3.88	1.64
Restructuring-related costs	8	10			10	12
Non-GAAP[1]
Gross profit	293	250	17%	20%	888	745	19%	19%
Percent of net sales	26.8%	26.4%			27.1%	27.2%
SG&A & Other	226	187	21%	23%	649	569	14%	13%
Operating income	67	63	7%	11%	240	176	36%	37%
Percent of net sales	6.1%	6.7%			7.3%	6.4%
Net Income	53	43	23%	29%	163	125	31%	31%
Diluted earnings per share	0.74	0.60			2.26	1.75
Shares outstanding – diluted (in millions)	73	72			72	72
1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = not meaningful

Summary of Operations – Gross Margin and SG&A

Gross margin on a non-GAAP basis increased 40 basis points to 26.8 percent in the third quarter of fiscal 2012. The increase was due to better leverage of fixed costs on higher sales and productivity improvements in the cost base.

SG&A and Other expense as a percentage of sales on a non-GAAP basis in the third quarter of fiscal 2012 increased 90 basis points to 20.6 percent. Excluding the one-time gain from the sale of intellectual property in the same period last year, the SG&A and Other expense was reduced by 80 basis points.

Investor Call on Monday, April 30, 2012

At 11:00 a.m. EDT on Monday, April 30, 2012, HARMAN’s management will host an analyst and investor conference call to discuss the third quarter results. Those who wish to participate via audio in the earnings conference call should dial 1 (800) 732 6870 (U.S.) or +1 212 231 2902 (International) ten minutes before the call and reference HARMAN, Access Code: 21588697.

In addition, HARMAN invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents. For your reference during the Analyst and Investor Call, the Company has posted a set of information slides on its website at www.harman.com and accompanying this press release on www.businesswire.com.

A replay of the call will also be available following its completion at approximately 1:00 pm EDT. The replay will be available through June 30, 2012 at 1:00 pm EDT. To listen to the replay, dial 1 800 633 8284 (U.S.) or +1 402 977 9140 (International), Access Code: 21588697.

If you need technical assistance, call the toll-free Global Crossing Customer Care Line at 1 (800) 473-0602 (U.S.) or +1 (303) 446-4604 (International).

General Information

HARMAN (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment solutions for the automotive, consumer and professional markets — supported by 15 leading brands, including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® and Mark Levinson®. The Company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 25 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of about 13,000 people across the Americas, Europe and Asia, and reported net sales of $4.3 billion for the twelve months ended March 31, 2012. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed in this earnings release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to: (1) our ability to maintain profitability in our infotainment division if there are delays in our product launches which may give rise to significant penalties and increased engineering expense; (2) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (3) warranty obligations for defects in our products; (4) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro; (5) our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations; (6) fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components; (7) the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (8) our ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for our critical organizational positions; (9) our failure to implement and maintain a comprehensive disaster recovery program; (10) our failure to comply with governmental rules and regulations, including the Foreign Corrupt Practices Act and U.S. export control laws, and the cost of complying with such laws; (11) our ability to maintain a competitive technological advantage through innovation and leading product designs; (12) our failure to maintain the value of our brands and implementing a sufficient brand protection program; (13) the outcome of pending or future litigation and other claims, including, but not limited to, the current stockholder and Employee Retirement Income Security Act of 1974 lawsuits; (14) our ability to enforce or defend our ownership and use of intellectual property rights; and (15) other risks detailed in Harman International Industries, Incorporated Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and other filings made by the Company with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement except as required by law. This earnings release also makes reference to the Company’s awarded business, which represents the estimated future lifetime net sales for all customers. The Company’s future awarded business does not represent firm customer orders. The Company calculates its awarded business using various assumptions including global vehicle production forecasts, customer take rates for the Company’s products, revisions to product life cycle estimates and the impact of annual price reductions, among other factors. These assumptions are updated on an annual basis. The Company updates the estimates quarterly by adding the value of new awards received and subtracting sales recorded during the quarter.

HAR-E

APPENDIX

Infotainment Division

FY 2012 Key Figures – Infotainment	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	9M FY12	9M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	610	530	15%	19%	1,813	1,477	23%	22%
Gross profit	139	99	40%	45%	422	295	43%	42%
Percent of net sales	22.7%	18.8%			23.2%	20.0%
SG&A & Other	95	78	22%	26%	281	234	20%	18%
Operating income	44	22	102%	115%	141	61	131%	136%
Percent of net sales	7.2%	4.1%			7.8%	4.1%
Restructuring-related costs	1	5			2	9
Non-GAAP[1]
Gross profit	140	101	39%	45%	425	298	43%	42%
Percent of net sales	23.0%	19.0%			23.4%	20.2%
SG&A & Other	95	74	28%	32%	282	228	23%	22%
Operating income	45	26	70%	80%	143	69	106%	110%
Percent of net sales	7.3%	5.0%			7.9%	4.7%
1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter were $610 million, an increase of 15 percent, or 19 percent in local currency. Higher sales were driven by robust demand in the luxury automotive segment and rapid adoption of the scalable platform in the mid segment car market. Continued growth in BRIC countries was led by 26 percent growth in China. Gross margin on a non-GAAP basis in the third quarter increased 4.0 percentage points to 23.0 percent.

As a percentage of sales on a non-GAAP basis, SG&A and Other increased 160 basis points to 15.6 percent. Excluding the one-time gain from the sale of intellectual property in the same period last year, the SG&A and Other expense was reduced by 150 basis points.

The infotainment division has gone through a major transformation from a loss position to an industry profit leader. Third quarter operating margin, on a non-GAAP basis, was 7.3 percent, compared to 5.0 percent in the same period last year. Last year’s operating margin included a gain of 3.1 percent from the one-time sale of intellectual property.

Infotainment Division Highlights

HARMAN’s strategic focus on the high-growth emerging markets was validated by the largest ever multi-year orders with three domestic automakers in China and India. HARMAN won its first orders with Geely, China’s largest domestic automaker, and BAIC Motors. In addition, HARMAN replaced a competitor to supply cross car-line infotainment systems to the domestic Indian automaker Tata Motors.

HARMAN launched a scalable infotainment system for the new Ferrari F12, featuring speech-to-text and text-to-speech options for SMS messaging. Also during the quarter, HARMAN announced that its Aha Radio offering extended its customer base with Acura and rolled out its cloud-based infotainment service in Europe. The Aha platform brings automotive-specific apps and personalized user content safely into vehicles.

At the Geneva Motor Show, the Company introduced its latest innovations in infotainment such as the personalized dashboard, which offers a dynamic interface between driver, car and the connected world around it. In addition, HARMAN demonstrated the integration of 4G/Long Term Evolution (LTE) technology into infotainment systems providing cutting-edge car connectivity.

HARMAN continues to drive innovation in infotainment technologies and was awarded Toyota Motor Corporation’s coveted Technology & Development Award.

Lifestyle Division

FY 2012 Key Figures – Lifestyle	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	9M FY12	9M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	332	276	20%	22%	1,001	835	20%	19%
Gross profit	92	91	1%	3%	283	272	4%	4%
Percent of net sales	27.8%	32.9%			28.3%	32.5%
SG&A & Other	63	58	8%	10%	181	173	5%	4%
Operating income	29	32	(10%)	(9%)	102	98	3%	4%
Percent of net sales	8.8%	11.7%			10.2%	11.8%
Restructuring-related costs	0	3			1	4
Non-GAAP[1]
Gross profit	92	91	1%	3%	283	272	4%	4%
Percent of net sales	27.8%	32.9%			28.3%	32.5%
SG&A & Other	63	56	13%	15%	180	169	6%	6%
Operating income	30	35	(17%)	(16%)	103	102	0%	1%
Percent of net sales	8.9%	12.8%			10.2%	12.2%
1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter were $332 million, an increase of 20 percent, or 22 percent in local currency. Higher sales were primarily driven by robust demand in the luxury automotive segment and continued growth in BRIC countries, led by 60 percent growth in China. Pass-through neodymium cost surcharges contributed 5 percent of the growth in revenue at zero margin. Gross margin on a non-GAAP basis in the third quarter decreased 5.1 percentage points to 27.8 percent. The reduction was primarily due to neodymium cost increases and investments related to completion of new production capacity in China and Mexico. We expect favorable margin development due to reduced neodymium cost impact as well as productivity gains as these new facilities fully ramp up in the coming quarters.

SG&A and Other expense as a percentage of sales, on a non-GAAP basis, in the third quarter declined 120 basis points to 18.9 percent.

Lifestyle Division Highlights

The Company entered into a multi-year, cross carline branded audio relationship with BMW AG using the Harman Kardon brand of high performance audio systems for the X3, 5, 6, and 7 series luxury vehicle platforms. The Company also extended its premium audio relationship with Daimler for Harman Kardon branded audio systems on Mercedes M, GLK, A, B, SLK, and SL class luxury vehicle platforms.

HARMAN’s expansion into the emerging markets continued with the largest ever branded audio awards in China and India. In China, BAIC selected the JBL brand for their C80 platform, while Great Wall Motors chose the Infinity brand for three new vehicles. In India, Tata Motors will launch a JBL premium branded audio system in the Tata Aria later in 2012. These multi-year contracts further strengthen the strong order backlog for branded audio systems which stands at over $3.2 billion.

The Company also received an order from Volvo for HARMAN’s patented audio signal processing technology, eESS (external Engine Sound Synthesis). This award reinforces HARMAN’s technology solutions for electric & hybrid vehicles safety requirements. The Company is in discussions with several other car companies for new noise cancelling and sound synthesis technology deployment.

At the Geneva Motor Show HARMAN unveiled several new audio systems together with automotive OEMs. Ferrari unveiled the JBL Professional branded audio system onboard the automaker’s new F12 model featuring HARMAN’s revolutionary QuantumLogic™ surround sound technology. JBL premium audio was introduced for the new Peugeot 208. Harman Kardon premium branded audio system was launched in the MINI Roadster R59, and Mercedes-Benz unveiled the all new A-Class with a Harman Kardon surround sound system featuring LOGIC7™.

HARMAN’s products for home and personal audio achieved significant milestones in this quarter. The JBL On Beat series of iPad docks sold more than 135,000 units year-to-date with the flagship JBL On Beat Xtreme continuing to win rave reviews with sales crossing 23,000 units year-to-date. Harman Kardon BDS continues to set the reference for a premium beautiful sound home theatre experience with more than 47,000 units sold year-to-date.

The Company also extended its global JBL “Hear the Truth” campaign by featuring Sir Paul McCartney on TV and print ads launched during the Grammy awards ceremony. This complements the previously launched JBL “Hear the Truth” campaign featuring Maroon 5 and the “Harman Kardon Beautiful Sound” campaign featuring Jennifer Lopez. These campaigns are helping increase overall brand awareness, driving car audio take rates, home audio and multimedia sales.

Professional Division

FY 2012 Key Figures – Professional	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	9M FY12	9M FY11	Including Currency Changes	Excluding Currency Changes[2]
Net sales	153	142	8%	9%	459	429	7%	6%
Gross profit	60	58	3%	5%	180	175	3%	2%
Percent of net sales	39.4%	41.2%			39.2%	40.8%
SG&A & Other	47	39	21%	22%	122	109	12%	11%
Operating income	14	20	(31%)	(30%)	58	66	(13%)	(14%)
Percent of net sales	8.9%	13.8%			12.6%	15.5%
Restructuring-related costs	7	2			8	(1)
Non-GAAP[1]
Gross profit	60	58	3%	4%	180	174	3%	2%
Percent of net sales	39.4%	41.2%			39.3%	40.7%
SG&A & Other	40	37	8%	9%	114	109	5%	4%
Operating income	20	21	(5%)	(4%)	66	66	1%	0%
Percent of net sales	13.3%	15.1%			14.4%	15.3%
1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Net sales in the third quarter were $153 million, an increase of 8 percent, or 9 percent in local currency. Gross margin on a non-GAAP basis in the third quarter decreased 180 basis points to 39.4 percent. The primary reason for the gross margin decline was higher costs for neodymium magnets and investments related to completion of new production capacity in China. SG&A and Other expense on a non-GAAP basis in the third quarter was unchanged as a percentage of sales at 26.1 percent. We expect favorable margin development due to reduced neodymium cost impact as well as revenue from high margin new products in the coming quarters.

Professional Division Highlights

HARMAN audio components including JBL loudspeakers and AKG microphones played a crucial role in the live sound reinforcement system at the 54th Annual GRAMMY® Awards at the Staples Center in Los Angeles. JBL loudspeakers with Crown amplifiers were featured in the sound system for the halftime entertainment performance at Super Bowl XLVI, featuring Madonna. The 39th annual American Music Awards show was also supported by JBL loudspeakers.

HARMAN professional audio systems were deployed in a variety of venues including performing arts theaters such as the Gotham and City Center Theaters in New York City; cinemas in India; stadiums in Poland; and the Museum of Science Planetarium in Boston. HARMAN digital broadcasting consoles were deployed in TV and radio studios in Germany, Canada, France, China, Malaysia, and Mexico.

More than 30 new HARMAN products were launched during the quarter, including conferencing and digital performance microphone systems, high powered multi-channel amplifiers, a compact digital mixer, and new music-production and recording plug-ins and other software applications. Several of these newly-introduced HARMAN audio products garnered awards including two Sound On Sound music awards for Lexicon, and a MIPA (Musicmesse International Press Award) for JBL’s new VTX loudspeaker system.

Other (Corporate)

FY 2012 Key Figures – Other	Three Months Ended March 31				Nine Months Ended March 31
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY12	3M FY11	Including Currency Changes	Excluding Currency Changes[2]	9M FY12	9M FY11	Including Currency Changes	Excluding Currency Changes[2]
SG&A & Other	28	20	39%	39%	73	62	17%	17%
Restructuring-related costs	(1)	0			(1)	0
Non-GAAP[1]
SG&A & Other	28	20	39%	39%	73	62	17%	17%

1,2 A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

The Company continued the rollout of its global marketing campaigns. The Company’s Corporate Technology Center is driving and enabling cutting-edge development in connectivity and networking, cloud computing, wireless technologies, digital signal processing, and energy-efficient solutions. The Company is building on its base of more than 4000 patents and patents pending, with more than 200 patents issued and more than 250 patent applications filed worldwide this fiscal year.

Harman International Industries, Incorporated

Consolidated Statements of Operations

(In thousands, except earnings per share data; unaudited)	Three Months Ended March 31,		Nine Months Ended March 31,
	2012	2011	2012	2011
Net sales	$1,095,675	$948,196	$3,273,307	$2,741,223
Cost of sales	803,045	699,371	2,387,496	1,999,087

Gross profit	292,630	248,825	885,811	742,136
Selling, general and administrative expenses	232,755	211,362	656,681	594,108
Sale of Intellectual Property	0	(16,184)	(301)	(16,184)

Operating income	59,875	53,647	229,431	164,212
Other expenses:
Interest expense, net	5,394	5,262	14,729	17,172
Foreign exchange losses, net	109	161	11,706	786
Miscellaneous, net	841	1,303	4,240	4,610

Income before income taxes	53,531	46,921	198,756	141,644
Income tax expense, net	(119,125)	10,321	(81,522)	24,604

Net income	$172,656	$36,600	$280,278	$117,040

Earnings per share:
Basic	$2.41	$0.51	$3.93	$1.65
Diluted	$2.38	$0.51	$3.88	$1.64
Weighted average shares outstanding:
Basic	71,622	71,123	71,395	70,918
Diluted	72,604	71,924	72,263	71,541

Harman International Industries, Incorporated

Consolidated Balance Sheets

(In thousands; unaudited)	March 31, 2012	June 30, 2011
ASSETS
Current assets
Cash and cash equivalents	$640,558	$603,892
Short-term investments	127,201	317,322
Accounts receivable	689,018	579,272
Inventories	501,071	423,137
Other current assets	237,366	184,532

Total current assets	2,195,214	2,108,155
Property, plant and equipment	437,918	470,300
Goodwill	186,445	119,357
Deferred tax assets, long term	316,964	229,941
Other assets	145,443	130,742
Total assets	$3,281,984	$3,058,495

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$391,268	$386
Short-term debt	246	1,785
Accounts payable	461,566	473,486
Accrued liabilities	410,356	436,537
Accrued warranties	102,384	122,396
Income taxes payable	12,308	12,991

Total current liabilities	1,378,128	1,047,581
Convertible senior notes	0	378,401
Pension liability	146,542	142,136
Other non-current liabilities	101,597	66,719

Total liabilities	1,626,267	1,634,837

Total equity	1,655,717	1,423,658

Total liabilities and equity	$3,281,984	$3,058,495

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended March 31, 2012
	GAAP	Adjustments	Non-GAAP
Net sales	$1,095,675	$0	$1,095,675
Cost of sales	803,045	(626)[a]	802,419

Gross profit	292,630	626	293,256
Selling, general and administrative expenses	232,755	(6,882)[b]	225,873
Sale of Intellectual Property	0	0	0

Operating income	59,875	7,508	67,383
Other expenses:
Interest expense, net	5,394		5,394
Foreign exchange losses, net	109		109
Miscellaneous, net	841		841

Income before income taxes	53,531	7,508	61,039
Income tax expense, net	(119,125)	126,765 [c]	7,640

Net income	$172,656	$(119,257)	$53,399

Earnings per share:
Basic	$2.41	$(1.67)	$0.75
Diluted	$2.38	$(1.64)	$0.74
Weighted average shares outstanding:
Basic	71,622		71,622
Diluted	72,604		72,604

a)	Restructuring expense in Cost of Sales was $0.6 million due to projects to increase efficiency in manufacturing.

b)	Restructuring expense in SG&A was $6.9 million due to projects to increase efficiency in engineering and administrative functions.

c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country and the release of a deferred tax asset valuation allowance.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Nine Months Ended March 31, 2012
	GAAP	Adjustments	Non-GAAP
Net sales	$3,273,307	$0	$3,273,307
Cost of sales	2,387,496	(2,592)[a]	$2,384,904

Gross profit	885,811	2,592	888,403
Selling, general and administrative expenses	656,681	(7,829)[b]	648,852
Sale of Intellectual Property	(301)	0	(301)

Operating income	229,431	10,420	239,851
Other expenses:
Interest expense, net	14,729	0	14,729
Foreign exchange losses, net	11,706	0	11,706
Miscellaneous, net	4,240	0	4,240

Income before income taxes	198,756	10,420	209,176
Income tax expense, net	(81,522)	127,646 [c]	46,124

Net income	$280,278	$(117,226)	$163,052

Earnings per share:
Basic	$3.93	$(1.64)	$2.28
Diluted	$3.88	$(1.62)	$2.26
Weighted average shares outstanding:
Basic	71,395		71,395
Diluted	72,263		72,263

a)	Restructuring expense in Cost of Sales was $2.6 million due to projects to increase efficiency in manufacturing.

b)	Restructuring expense in SG&A was $7.8 million due to projects to increase efficiency in engineering and administrative functions.

c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country and the release of a deferred tax asset valuation allowance.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Three Months Ended March 31, 2011
	GAAP	Adjustments	Non-GAAP
Net sales	$948,196	$0	$948,196
Cost of sales	699,371	(1,319)[a]	698,052

Gross profit	248,825	1,319	250,144
Selling, general and administrative expenses	211,362	(8,220)[b]	203,142
Sale of Intellectual Property	(16,184)	0	(16,184)

Operating income	53,647	9,539	63,186
Other expenses:
Interest expense, net	5,262	0	5,262
Foreign exchange losses, net	161	0	161
Miscellaneous, net	1,303	0	1,303

Income before income taxes	46,921	9,539	56,460
Income tax expense, net	10,321	2,762 [c]	13,083

Net income	$36,600	$6,777	$43,377

Earnings per share:
Basic	$0.51	$0.10	$0.61
Diluted	$0.51	$0.09	$0.60
Weighted average shares outstanding:
Basic	71,123		71,123
Diluted	71,924		71,924

a)	Restructuring expense in Cost of Sales was $1.3 million due to projects to increase efficiency in manufacturing.

b)	Restructuring expense in SG&A was $8.2 million due to projects to increase efficiency in engineering and administrative functions.

c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country and the release of a deferred tax asset valuation allowance.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(In thousands, except earnings per share data; unaudited)	Nine Months Ended March 31, 2011
	GAAP	Adjustments	Non-GAAP
Net sales	$2,741,223	$0	$2,741,223
Cost of sales	1,999,087	(2,371)[a]	1,996,716

Gross profit	742,136	2,371	744,507
Selling, general and administrative expenses	594,108	(9,344)[b]	584,764
Sale of Intellectual Property	(16,184)	0	(16,184)

Operating income	164,212	11,715	175,927
Other expenses:
Interest expense, net	17,172	0	17,172
Foreign exchange losses, net	786	0	786
Miscellaneous, net	4,610	0	4,610

Income before income taxes	141,644	11,715	153,359
Income tax expense, net	24,604	3,832 [c]	28,436

Net income	$117,040	$7,883	$124,923

Earnings per share:
Basic	$1.65	$0.11	$1.76
Diluted	$1.64	$0.11	$1.75
Weighted average shares outstanding:
Basic	70,918		70,918
Diluted	71,541		71,541

a)	Restructuring expense in Cost of Sales was $2.4 million due to projects to increase efficiency in manufacturing.

b)	Restructuring expense in SG&A was $9.3 million due to projects to increase efficiency in engineering and administrative functions.

c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the statutory tax rate within that specific country and the release of a deferred tax asset valuation allowance.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our non-recurring charges. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Three Months Ended March 31,		Increase (Decrease)
	2012	2011
Net sales – nominal currency	$1,095,675	$948,196	16%
Effect of foreign currency translation[1]		(25,253)

Net sales – local currency	1,095,675	922,943	19%

Gross profit - nominal currency	292,630	248,825	18%
Effect of foreign currency translation[1]		(5,864)

Gross profit - local currency	292,630	242,961	20%

SG&A & Other – nominal currency	232,755	211,362	11%
Effect of foreign currency translation[1]		(4,728)

SG&A & Other – local currency	232,755	206,634	12%

Operating income – nominal currency	59,875	53,647	12%
Effect of foreign currency translation[1]		(2,073)

Operating income – local currency	59,875	51,574	16%
[1] Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring charges
(In thousands; unaudited)	Three Months Ended March 31,		Increase (Decrease)
	2012	2011
Net sales – nominal currency	$1,095,675	$948,196	16%
Effect of foreign currency translation[1]		(25,253)

Net sales - local currency	1,095,675	922,943	19%

Gross profit – nominal currency	293,257	250,144	17%
Effect of foreign currency translation[1]		(5,865)

Gross profit – local currency	293,257	244,279	20%

SG&A & Other – nominal currency	225,872	203,142	11%
Effect of foreign currency translation[1]		(4,591)

SG&A & Other – local currency	225,872	198,551	14%

Operating income – nominal currency	67,384	63,186	7%
Effect of foreign currency translation[1]		(2,210)

Operating income – local currency	67,384	60,976	11%
[1]Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

(In thousands; unaudited)	Nine Months Ended March 31,		Increase (Decrease)
	2012	2011
Net sales – nominal currency	$3,273,307	$2,741,223	19%
Effect of foreign currency translation[1]		17,433

Net sales – local currency	3,273,307	2,758,656	19%

Gross profit - nominal currency	885,811	742,136	19%
Effect of foreign currency translation[1]		4,593

Gross profit - local currency	885,811	746,729	19%

SG&A & Other – nominal currency	656,681	594,108	11%
Effect of foreign currency translation[1]		4,333

SG&A & Other – local currency	656,681	598,441	10%

Operating income – nominal currency	229,431	164,212	40%
Effect of foreign currency translation[1]		(676)

Operating income – local currency	229,431	163,536	40%
[1] Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

Foreign Currency Translation Impact

EXCLUDING restructuring charges
(In thousands; unaudited)	Nine Months Ended March 31,		Increase (Decrease)
	2012	2011
Net sales – nominal currency	$3,273,307	$2,741,223	19%
Effect of foreign currency translation[1]		17,433

Net sales - local currency	3,273,307	2,758,656	19%

Gross profit – nominal currency	888,403	744,507	19%
Effect of foreign currency translation[1]		4,475

Gross profit – local currency	888,403	748,982	19%

SG&A & Other – nominal currency	648,852	584,764	11%
Effect of foreign currency translation[1]		4,582

SG&A & Other – local currency	648,852	589,346	10%

Operating income – nominal currency	239,851	175,927	36%
Effect of foreign currency translation[1]		(1,042)

Operating income – local currency	239,851	174,885	37%
[1] Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Total Liquidity Reconciliation

Total Company Liquidity	March 31,
$ millions	2012
Cash & cash equivalents	$641
Short-term investments	127
Available credit under Revolving Credit Facility	541

Total liquidity	$1,309